SCHEDULE A

TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

(AS AMENDED, EFFECTIVE SEPTEMBER 25, 2015)

1.	Portfolios or Classes Covered by Distribution Agreement that are no-load and have no 12b-1 fees:

ICON Fund – Class S

ICON Bond Fund – Class S

ICON Equity Income Fund - Class S

ICON Long/Short Fund – Class S

ICON Risk-Managed Balanced Fund – Class S

ICON Emerging Markets Fund – Class S

ICON International Equity Fund – Class S

ICON Consumer Discretionary Fund – Class S

ICON Consumer Staples Fund – Class S

ICON Energy Fund – Class S

ICON Financial Fund – Class S

ICON Healthcare Fund – Class S

ICON Industrials Fund – Class S

ICON Information Technology Fund – Class S

ICON Materials Fund – Class S

ICON Utilities Fund – Class S

ICON Opportunities Fund

2.	Portfolios or Classes covered by Distribution Agreement with a 12b-1 plan:

ICON Fund – Class A and Class C

ICON Bond Fund – Class A and Class C

ICON Equity Income Fund - Class A and Class C

ICON Long/Short Fund – Class A and Class C

ICON Risk-Managed Balanced Fund – Class A and Class C

ICON Emerging Markets Fund – Class A and Class C

ICON International Equity Fund – Class A and Class C

ICON Consumer Discretionary Fund – Class A

ICON Consumer Staples Fund – Class A

ICON Energy Fund – Class A and Class C

ICON Financial Fund – Class A

ICON Healthcare Fund – Class A

ICON Industrials Fund – Class A

ICON Information Technology Fund – Class A

ICON Materials Fund – Class A and Class C

ICON Utilities Fund – Class A

IN WITNESS WHEREOF, the parties have duly executed this amended Schedule A effective as of September 25, 2015.

ICON Funds		ICON DISTRIBUTORS, INC.

By:		By:
Name:		Name:	Brian Callahan
Title:		Title:	President

ICON ADVISERS, INC.

By:
Name:	Donald Salcito
Title:	EVP